                         Consent of Independent Auditors

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional Information and to the use of our reports dated February
1, 2002,  with  respect to the  consolidated  financial  statements  of Security
Benefit Life Insurance Company and Subsidiaries and the financial  statements of
AdvisorDesigns  Variable Annuity included in  Post-Effective  Amendment No. 2 to the Registration  Statement under the Securities Act of 1933  (Registration  No.
333-52114)  and  Amendment  No.  7  to  the  Registration  Statement  under  the
Investment  Company Act of 1940  (Registration No. 811-10011) on Form N-4 of SBL
Variable  Annuity  Account XIV  (AdvisorDesigns)  and the related  Statement  of
Additional  Information  accompanying the Prospectus of AdvisorDesigns  Variable
Annuity.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 8, 2002